UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

LIQUIDITY SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	52-2209244
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1920 L Street, N.W. 6th Floor Washington, D.C.	20036
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:  333-129656

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

n/a	n/a

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $.001 par value per share

(Title of class)

Item 1.    Description of Registrant’s Securities to be Registered.

A description of the common stock, $.001 par value per share, of Liquidity Services, Inc. (the “Registrant”) is set forth under the heading “Description of Capital Stock” in the prospectus forming part of the Registrant’s Registration Statement on Form S-1, initially filed with the Securities and Exchange Commission on November 14, 2005 (File No. 333-129656), as amended from time to time (the “Registration Statement on Form S-1”), which information is incorporated herein by reference.  The final prospectus, if filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

Item 2.    Exhibits.

The following exhibits to this registration statement have been filed as exhibits to the Registration Statement on Form S-1 and are hereby incorporated herein by reference.

Exhibit No.	Description
1.	Form of Fourth Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1.
2.	Form of Amended and Restated Bylaws, incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1.
3.	Form of Certificate of Common Stock of the Registrant, incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-1.
4.

Registration Rights Agreement, dated September 3, 2004, by and between the Registrant and ABS Capital Partners IV, L.P., ABS Capital Partners IV-A, L.P., ABS Capital Partners IV Offshore L.P. and ABS Capital Partners IV Special Offshore L.P., incorporated by reference to Exhibit 4. 2 of the Registration Statement on Form S-1.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LIQUIDITY SERVICES, INC.

Date: February 21, 2006	By:	/s/ William P. Angrick, III
William P. Angrick, III
Chairman and Chief Executive Officer